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                                                                  EXHIBIT 4.9

                                                                  EXHIBIT B-1(B)

THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                                      WARRANT TO PURCHASE SHARES
ISSUED:  September 30, 1996                          OF AURORA ELECTRONICS, INC.
VOID AFTER FIVE (5) YEARS                                           COMMON STOCK

                            AURORA ELECTRONICS, INC.

                                  COMMON STOCK
                                PURCHASE WARRANT

         THIS IS TO CERTIFY that, for value received and subject to the terms and conditions hereof, WCAS Capital Partners II, L.P. is entitled to purchase up to the number of shares of the common stock, $.03 par value per share, of Aurora Electronics, Inc., a Delaware corporation, as set forth in Section 2 of this Warrant, at the price per share set forth in Section 2 of this Warrant.

         This Warrant is subject to the following additional terms and conditions:

         1.       DEFINITIONS

                  a. AEG shall mean Aurora Electronics Group, Inc., a California corporation and wholly-owned subsidiary of Aurora.

                  b. Agent shall mean The Chase Manhattan Bank (formerly known as Chemical Bank), as agent for the lenders named in the Credit Agreement dated March 29, 1996 between AEG and Agent.

                  c. Aurora shall mean Aurora Electronics, Inc., a Delaware corporation.

                  d. Common Stock shall mean the common stock of Aurora, $.03 par value per share, as more specifically set forth in Section 13 hereof.

                  e. Exercise Period shall mean from September 30, 1996 until September 30, 2001.

                  f. Exercise Price shall mean (i) with respect to the First Warrant Tranche, the average closing price of the Common Stock as reported by the American Stock Exchange for the


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five trading days preceding the date of this Warrant and (ii) with respect to the Second Warrant Tranche, Third Warrant Tranche or Final Warrant Tranche, the lower of the average closing price of the Common Stock as reported by the American Stock Exchange for the five trading days preceding (x) the date of this Warrant or (y) the applicable Warrant Accrual Date.

                  g. Fair Market Value shall mean the value of the Common Stock as determined in accordance with Section 5 hereof.

                  h. First Guarantee shall mean the guarantee issued by WCAS and its affiliate, Welsh, Carson, Anderson & Stowe VII, L.P., to secure the indebtedness of AEG under the Tranche A Credit Facility and the Tranche B Credit Facility, up to a maximum of $3,000,000.

                  i. Guaranteed Amount shall mean $3,000,000, which is the maximum principal amount of indebtedness under the First Guarantee.

                  j. Purchase Price shall mean the Exercise Price multiplied by the number of shares of Common Stock subject to this Warrant pursuant to Section 2 hereof.

                  k. Warrant Accrual Date shall mean (i) the date of this Warrant with respect to the First Warrant Tranche (as hereinafter defined), (ii) June 1, 1997 with respect to the Second Warrant Tranche (as hereinafter defined), (iii) March 1, 1998 with respect to the Third Warrant Tranche (as hereinafter defined), and (iv) the date that the First Guarantee is called with respect to the Final Warrant Tranche (as hereinafter defined).

                  l. Warrant Shares shall mean the number of shares of Common Stock as determined by the following formula:

                           [(Guaranteed Amount)/(Exercise Price)] x (WCAS Interest).

                  m. WCAS shall mean WCAS Capital Partners II, L.P.

                  n. WCAS Interest shall mean 3.4%, which is the percentage of the Guaranteed Amount that is guaranteed by WCAS.

         2.       NUMBER OF SHARES SUBJECT TO WARRANT

         The number of shares subject to this Warrant will be calculated as follows:

                  a. From September 30, 1996 until May 31, 1997, WCAS shall have the right to purchase a number of shares of Common Stock equal to twenty percent (20%) of the Warrant Shares (the "First Warrant Tranche"), exercisable at the Exercise Price.

                  b. If as of June 1, 1997 the First Guarantee is still outstanding, then from June 1, 1997 until February 28, 1998, WCAS shall have the right to purchase an additional number of shares of Common Stock equal to an additional twenty percent (20%) of the Warrant


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Shares (or, a total of 40% of the Warrant Shares) (the "Second Warrant
Tranche"), exercisable at the Exercise Price.

                  c. If as of March 1, 1998 the First Guarantee is still outstanding, then from March 1, 1998 until September 30, 2001, WCAS shall have the right to purchase an additional number of shares of Common Stock equal to an additional twenty percent (20%) of the Warrant Shares (or, a total of 60% of the Warrant Shares) (the "Third Warrant Tranche"), exercisable at the Exercise Price.

                  d. If the WCAS First Guarantee is called at any time by Agent, WCAS shall have the right to purchase an additional number of shares of Common Stock equal to the difference between 100% of the Warrant Shares and the aggregate percentage of Common Stock for which this Warrant is then exercisable pursuant to Section 2(a), Section 2(b) and Section 2)(c) hereof (or, a total of 100% of the Warrant Shares) (the "Final Warrant Tranche"), exercisable at the Exercise Price.

         3.       METHOD OF EXERCISE

                  The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of Aurora as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of Aurora, and by payment as provided below. The holder may make payment in respect of the exercise of this Warrant as follows:

                  i) Cash Exercise. By payment to Aurora of the Exercise price in cash or by certified or official bank check, for each share being purchased;

                  ii) Notes Exercise. By surrender to Aurora of any promissory notes or other obligations issued by Aurora, with all such notes or other obligations of Aurora so surrendered being credited against the Exercise Price in an amount equal to the principal amount thereof plus the amount of any interest thereon to the date of such surrender;

                  iii) Securities Exercise. By delivery to Aurora of any other securities issued by Aurora, with such securities being credited against the Exercise Price in an amount equal to the fair market value thereof;

                  iv) Net Issue Exercise. By an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being exercised) on such date, in which event Aurora, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of Common stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being exercised, as at such date, multiplied by (B) the balance remaining after deducting (x) the Exercise Price, as in effect on such

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         date, from (y) the Fair Market Value of one share of Common Stock as at such date and dividing the result by (c) such Fair Market Value; or

                  v) Combined Payment Method. By satisfaction of the Exercise Price for each share being acquired in any combination of the methods described in clauses (i) through (iv) above.

         4.       DELIVERY OF STOCK CERTIFICATES

                  Within ten (10) days after the payment of the Purchase Price following the exercise of this Warrant, Aurora shall issue in the name of and deliver to WCAS a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which WCAS shall be entitled upon such exercise and payment. WCAS shall for all purposes be deemed to have become holder of record of such shares of Common Stock on the date by which this Warrant was surrendered and payment of the Purchase Price was made, irrespective of the date of delivery of the certificate or certificates representing the Common Stock; provided, that if the date by which such surrender and payment is made is a date when the stock transfer books of Aurora are closed, such person shall be deemed to have become holder of record of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

         5.       DEFINITION OF FAIR MARKET VALUE

         For the purposes of this Warrant, the Fair Market Value of the Common Stock shall be determined as follows: (i) if the Common stock is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales take place or such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, for the five trading days immediately preceding the date of the exercise of this Warrant (the "Determination Date"); (ii) if the Common Stock is not listed or admitted to trading on a national securities exchange but is quoted by NASDAQ, the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average of the last reported bid and asked prices per share, for the five trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or any similar successor organization; and (iii) if the Common Stock is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the Fair Market Value shall be the fair value thereof determined jointly by the Board of Directors of Aurora and the holders of Warrants outstanding representing a majority of the shares of Common Stock acquirable upon exercise of the Warrants; provided, however, that if such parties are unable to reach agreement within a reasonable time, the Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the Board of Directors of Aurora and the holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within fifteen (15) days, by an


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independent investment banking firm selected by the American Arbitration
Association in accordance with its rules. Anything in this Section 5 to the contrary notwithstanding, the Fair Market Value of this Warrant or any portion thereof as of any Determination Date shall be equal to (A) the Fair Market Value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof) (determined in accordance with the foregoing provisions of this paragraph) minus (B) the aggregate Exercise Price of the Warrant (or such portion thereof).

         6.       REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR
                  SALE

                  If any capital reorganization or reclassification of the capital stock of Aurora or any consolidation or merger of Aurora with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Exercise Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Exercise Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of Aurora as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of Aurora outstanding immediately prior to such merger or consolidation, the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of Aurora. Aurora will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than Aurora) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of Aurora, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.


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         7.       ADJUSTMENTS TO EXERCISE PRICE FOR DISTRIBUTIONS, SUBDIVISIONS
                  AND COMBINATIONS

                  In the event that Aurora, after the date hereof: (a) pays a stock dividend with respect to the Common Stock; (b) subdivides its outstanding shares of Common Stock; (c) combines its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issues shares of its capital stock in a reclassification of the Common Stock, including any such reclassification in connection with a consolidation or merger in which Aurora is the surviving corporation (any one of which actions is herein referred to as an "Adjustment Event"), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such Adjustment Event by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Adjustment Event, and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately thereafter.

                  Whenever the Exercise Price is adjusted in accordance with this Section 7, WCAS shall be entitled to purchase at the new Exercise Price the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant to the terms of this Warrant immediately prior to such adjustment and dividing the product thereof by the new Exercise Price.

         8.       ADJUSTMENTS TO EXERCISE PRICE FOR ISSUANCES BELOW MARKET PRICE

                  If Aurora issues any shares of Common Stock for a consideration per share less than the then Fair Market Value, then upon such issuance the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Market Value of the Common Stock immediately prior to such issue or sale plus (b) the consideration received by Aurora upon such issue or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issue or sale multiplied by (y) the Fair Market Value of the Common Stock immediately prior to such issue or sale.

                  Whenever the Exercise Price is adjusted in accordance with this Section 8, WCAS shall be entitled to purchase at the new Exercise Price the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant to the terms of this Warrant immediately prior to such adjustment and dividing the product thereof by the new Exercise Price.

         9.       FRACTIONAL SHARES

                  No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, Aurora shall pay WCAS a sum in cash equal to the Fair Market Value of the fractional shares on the date of exercise.


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         10.      STOCK TO BE RESERVED

                  Aurora will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. Aurora covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limited the generality of the foregoing, Aurora covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price. Aurora will take all such action as may be necessary and within its control to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of Aurora may be listed. Aurora will not take any action which results in any adjustment of the Exercise price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by Aurora's Articles of Incorporation. Aurora has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

         11.      ISSUE TAX

                  The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that Aurora shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

         12.      CLOSING OF BOOKS

                  Aurora will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

         13.      DEFINITION OF COMMON STOCK

                  As used herein the term "Common Stock" shall mean and include the Common Stock, $.03 par value, of Aurora as authorized on the date hereof, and also any capital stock of any class of Aurora hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of Aurora; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, $.03 par value, of Aurora on the date hereof, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are


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not limited to any such fixed sum or percentage and are not subject to redemption by Aurora and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassifications.

         14.      NOTICES OF RECORD DATES

                  In the event of (i) any taking by Aurora of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) any capital reorganization of Aurora, any reclassification or recapitalization of the capital stock of Aurora or any transfer of all or substantially all the assets of Aurora to or consolidation or merger of Aurora with or into any other corporation, or (iii) any voluntary or involuntary dissolution, liquidation or winding-up of Aurora, then, and in each such event, Aurora will give notice to the holder of this Warrant specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (y) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least twenty (20) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of stockholders, if either is required.

         15.      INVESTMENT REPRESENTATION AND LEGEND

                  The holder, by acceptance of the Warrant, represents and warrants to Aurora that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that Aurora may affix upon this Warrant the following legend:

                  "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."


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The holder, by acceptance of this Warrant, further agrees that Aurora may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT OR UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AN EXEMPTION FROM REGISTRATION IS AVAILABLE."


         16.      NO SHAREHOLDER RIGHTS

                  This Warrant shall not entitle WCAS to any voting rights or any other rights as a shareholder of Aurora or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Common Stock issuable upon conversion of this Warrant, until and to the extent that this Warrant shall be exercised. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Exercise Price or as a stockholder of Aurora, whether such liability is asserted by Aurora or by creditors of Aurora.

         17.      CONSTRUCTION

                  THE VALIDITY AND INTERPRETATION OF THE TERMS AND PROVISIONS OF THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

         18.      LOST WARRANT CERTIFICATE

                  If this Warrant is lost, stolen, mutilated or destroyed, Aurora shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to Aurora's right to require WCAS to give Aurora a bond or other satisfactory security sufficient to indemnify Aurora against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.


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         19.      WAIVERS AND AMENDMENTS

                  This Warrant, or any provision hereof, may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         20.      NOTICES

                  All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or shares of Common Stock issued upon exercise thereof or at such other address as shall have been furnished to Aurora by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to Aurora at such address as shall have been furnished to the holder by notice from Aurora.

         IN WITNESS WHEREOF, Aurora has executed this Warrant as of the date first written above.

                                         AURORA ELECTRONICS, INC.


                                         By:      ________________________
                                         Name:    ________________________
                                         Title:   ________________________


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                              ELECTION TO PURCHASE



To: Aurora Electronics, Inc.

         The undersigned hereby irrevocably elects to purchase ________________ shares of Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares shall be issued in the name of and delivered to the address of the undersigned, at the address stated below, and

         _____    i)       makes cash payment herewith in full therefor at the
                           price per share provided by such Warrant;

         _____    ii)      surrenders to Aurora promissory notes or other
                           obligations issued by Aurora, in accordance with
                           Section 3 (ii) of such Warrant, as payment herewith in full therefor at the price per share provided by such Warrant;

         _____    iii)     delivers to Aurora other securities issued by the
                           Company, in accordance with Section 3 (iii) of such Warrant, as payment herewith in full therefor at the price per share provided by such Warrant; and/or

         _____    iv)      elects Net Issue Exercise as provided in Section
                           3(iv) of such Warrant.


        (Check any combination of (i) through (iv) above).


         Dated:  _____________

         Name and signature of holder of Warrant:

                                 WCAS Capital Partners II, L.P.


                                 By: ___________________________
                                 Name: _________________________
                                 Title: ________________________